Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-267153) and Form S-3 (No. 333-274827) of Westrock Coffee Company of our report dated March 15, 2024 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Little Rock, Arkansas

March 15, 2024